UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 21, 2017

Veeva Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36121	20-8235463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive

Pleasanton, California 94588

(Address of principal executive offices, including zip code)

(925) 452-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2017, following the Annual Meeting discussed in Item 5.07 below and upon the recommendation of the nominating and governance committee, the board of directors (the “Board”) of Veeva Systems Inc. (“Veeva”) appointed Mark Carges to serve as a member of the Board, effective immediately. Mr. Carges will serve as a Class I director until the annual meeting of the Company’s stockholders in 2020 or until his successor is duly elected and qualified. In addition, the Board increased the size of the Board from six to seven members. The Board did not appoint Mr. Carges to any Board committee. There is no arrangement or understanding between Mr. Carges and any other persons pursuant to which Mr. Carges was elected as a director. Further, Mr. Carges does not have any family relationships or related party transactions that are required to be disclosed.

In connection with his appointment to the Board, Mr. Carges received compensation pursuant to the non-employee director compensation plan described in Veeva’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 9, 2017 (the “2017 Proxy Statement”). Mr. Carges will be paid an annual cash retainer of $50,000, paid in quarterly increments. In addition, he was granted 2,403 restricted stock units (“RSUs”) of Veeva’s Class A common stock valued at approximately $150,000 on the date of grant. These RSUs will vest quarterly over one year, subject to continued service on the Board on each applicable vesting date. The RSUs are subject to the terms and conditions of Veeva’s 2013 Equity Incentive Plan and its related grant agreements. Mr. Carges has also executed Veeva’s standard form of indemnification agreement.

Item 5.07.Submission of Matters to a Vote of Security Holders.

On June 21, 2017, Veeva held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Veeva’s stockholders voted on three proposals, each of which is described in more detail in the 2017 Proxy Statement.

Only stockholders of record as of the close of business on May 2, 2016, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 107,415,609 shares of Veeva’s Class A common stock and 32,023,031 shares of Veeva’s Class B common stock were outstanding and entitled to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva was entitled to one vote for each share of Class A common stock held as of the close of business on the record date, and each holder of Class B common stock of Veeva was entitled to ten votes for each share of Class B common stock held as of the close of business on the record date. The Class A common stock and Class B common stock voted as a single class on all matters.

The matters voted on at the Annual Meeting and the voting results with respect to each such matter are set forth below.

Proposal 1: Each of the following nominees were elected serve as Class I directors until the 2020 annual meeting of stockholders and until his successor is duly elected and qualified. The vote for each director nominee is set forth in the table below:

NAME	FOR	WITHHOLD	BROKER NON-VOTES
Paul E. Chamberlain	362,356,110	1,840,402	15,332,043
Paul Sekhri	355,140,776	9,055,736	15,332,043

Proposal 2: The material terms of Veeva’s 2013 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code were approved by the stockholders based on the following results of voting:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
302,842,539	61,275,407	78,566	15,332,043

Proposal 3: The appointment of KMPG LLP as Veeva’s independent registered public accounting firm for the fiscal year ending January 31, 2018 was ratified by the stockholders based on the following results of voting:

FOR	AGAINST	ABSTAIN
378,997,110	448,899	82,546

Item 7.01Regulation FD Disclosure

On June 22, 2017, Veeva announced the appointment of Mr. Carges to Veeva’s Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Except as shall be expressly set forth by specific reference, the information contained or incorporated by reference in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release titled “Mark Carges Joins Veeva Board of Directors,” dated June 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

By:	/s/ JOSH FADDIS
Josh Faddis
Senior Vice President, General Counsel

Dated: June 22, 2017

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release titled “Mark Carges Joins Veeva Board of Directors,” dated June 22, 2017